UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 25, 2020

AVALONBAY COMMUNITIES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

1-12672	77-0404318
(Commission File Number)	(I.R.S. Employer Identification No.)

Ballston Tower
671 N. Glebe Road, Suite 800, Arlington, Virginia	22203
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (703) 329-6300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	AVB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

On February 25, 2020, AvalonBay Communities, Inc. (the “Company”) closed the public offering (the “Offering”) of an aggregate of $700,000,000 principal amount of its 2.30% Medium-Term Notes due 2030 (the “Notes”).

The Offering was made pursuant to a Pricing Supplement dated February 10, 2020, a Prospectus Supplement dated February 23, 2018 and a Prospectus dated February 23, 2018 relating to the Company’s Shelf Registration Statement on Form S-3 (File No. 333-223183). The Terms Agreement, dated February 10, 2020, by and among the Company and Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC and Morgan Stanley & Co. LLC, as representatives of the agents named therein, is filed as Exhibit 1.1 to this report.

The Notes were issued under an Indenture between the Company and The Bank of New York Mellon, as trustee (the “Trustee”), dated as of February 23, 2018, a First Supplemental Indenture between the Company and the Trustee, dated as of March 26, 2018, and a Second Supplemental Indenture between the Company and the Trustee, dated as of May 29, 2018.

The Notes bear interest from February 25, 2020, with interest on the Notes payable semi-annually on March 1 and September 1, beginning on September 1, 2020. The Notes will mature on March 1, 2030.

The Company will use the net proceeds, after estimated issuance costs, of approximately $693,496,000 from the sale of the Notes to redeem the Company’s 3.625% Notes due October 1, 2020 (the “2020 Notes”) in the aggregate principal amount of $400,000,000 and the Company’s 3.950% Notes due January 15, 2021 in the aggregate principal amount of $250,000,000 (the “2021 Notes”), plus in each case accrued interest to the date of redemption and the related make-whole amount of approximately $8,670,000 in the aggregate. The Company gave notice of redemption in full of the 2020 Notes and the 2021 Notes to the Trustee on February 10, 2020. To the extent that the proceeds from the sale of the Notes are not used to redeem the 2020 Notes and the 2021 Notes, the Company will use the proceeds for general corporate purposes, which may include the acquisition, development and redevelopment of apartment communities and repayment and refinancing of other indebtedness, which may include indebtedness outstanding under the Company’s $1,750,000,000 unsecured revolving credit facility. Pending such uses, the Company may invest the net proceeds from the sale of the Notes in short-term demand deposits, short-term money market funds or investment grade securities or other similar investments.

ITEM 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

1.1*	Terms Agreement, dated February 10, 2020, by and among the Company and Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC and Morgan Stanley & Co. LLC, as representatives of the agents named therein

5.1*	Legal Opinion of Goodwin Procter LLP, dated February 25, 2020

23.1	Consent of Goodwin Procter LLP (included in Exhibit 5.1)

104	Cover Page lnteractive Data File (embedded within the Inline XBRL document).

* Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVALONBAY COMMUNITIES, INC.

February 25, 2020

	By:	/s/ Kevin P. O’Shea
	Name:	Kevin P. O’Shea
	Title:	Chief Financial Officer

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